                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 of the Catellus Development Corporation Amended and Restated Executive Stock Option Plan and the Stock Option Agreement (Joseph R. Seiger), the Registration Statement on Form S-8 of the Catellus Development Corporation Profit Sharing & Savings Plan and Trust, the Registration Statement on Form S-8 of the Catellus Development Corporation Long Term Incentive Compensation Plan, Stock Purchase Program, Incentive Stock Compensation Plan and Stock Option Plan, and the Registration Statement on Form S-8 of the Catellus Development Corporation Executive Stock Option Plan (Nos. 33-58143, 33-38827, 33-42124 and 33-49980 respectively) of our report dated February 27, 1995, appearing on page F-2 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-1 of this Form 10-K.



/s/ Price Waterhouse
--------------------
Price Waterhouse LLP
San Francisco, CA
March 27, 1995